As filed with the Securities and Exchange Commission on April 14, 1999.
                                                   Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-4

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               PACKAGED ICE, INC.
             (Exact name of registrant as specified in its charter)

              TEXAS                            5199                       76-0316492
(State or other jurisdiction of     (Primary standard industrial       (I.R.S. Employer
 Incorporation or organization)      classification code number)      Identification No.)

                                ----------------

                          8572 KATY FREEWAY, SUITE 101
                              HOUSTON, TEXAS 77024
                                 (713) 464-9384
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                ----------------

                                 JAMES F. STUART
                             CHIEF EXECUTIVE OFFICER
                          8572 KATY FREEWAY, SUITE 101
                              HOUSTON, TEXAS 77024
                                 (713) 464-9384
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ----------------

                                   COPIES TO:
                                 ALAN SCHOENBAUM
                  AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                         300 CONVENT STREET, SUITE 1500
                            SAN ANTONIO, TEXAS 78205
                                (210) 281-7234

                                ----------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the Registration Statement becomes effective.

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

      If any of the securities being registered on this form are to be offered in connection with the information of a holding company and there is compliance with General Instruction G, check the following box. [ ]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   CALCULATION OF REGISTRATION FEE
======================================================================================================
                                                        PROPOSED
                                                        MAXIMUM            PROPOSED
                                                        OFFERING           MAXIMUM
  TITLE OF EACH CLASS OF                                 PRICE            AGGREGATE       AMOUNT OF
     SECURITIES TO BE             AMOUNT TO BE         PER SHARE           OFFERING      REGISTRATION
        REGISTERED                 REGISTERED             (1)             PRICE (1)          FEE
------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value    5,000,000 Shares        $5.69           $28,450,000        $7,920
======================================================================================================

(1) The registration fee was calculated in accordance with Rule 457(c) based on the average of high and low prices per share of the common stock as reported by The Nasdaq Stock Market, Inc. for the five business days immediately prior to April 14, 1999.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED APRIL 14, 1999

PROSPECTUS

                                5,000,000 SHARES

                               PACKAGED ICE, INC.
                                  COMMON STOCK

      We are offering 5,000,000 shares of our common stock. We plan to issue and sell the shares from time to time to the owners of businesses, properties and/or assets we may acquire in the future. The specific terms upon which we will issue these shares will be determined by negotiations with the owners of the businesses we acquire. We expect the shares we issue in an acquisition to be reasonably related to prevailing market prices of common stock at or near the time we enter an acquisition agreement or consummate the acquisition.

      Our common stock trades on the Nasdaq National Market under the symbol "ICED." On April 13, 1999, the last reported sale price of the common stock on the Nasdaq National Market was $6.00 per share.

      We will pay all expenses of this offering. We will not pay underwriting discounts or commissions in connection with issuing the shares in acquisitions, although we may pay finder's fees in specific acquisitions. Any person receiving a finder's fee may be deemed an underwriter within the meaning of the Securities Act of 1933.

      All of the shares offered by this prospectus may, subject to certain conditions, also be offered and resold from time to time pursuant to this prospectus by the persons who receive the shares in acquisitions. Subject to certain conditions, this prospectus may also be used by persons to reoffer and resell shares of our common stock covered by prospectuses under other registration statements that they received in connection with acquisitions.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


             The date of this prospectus is         , 1999.

                   TABLE OF CONTENTS

Where You Can Find More Information.........................    3

Forward-Looking Statements..................................    4

The Company.................................................    4

Acquisition Terms...........................................    5

Market Price and Dividend Policy............................    5

Description of Capital Stock................................    6

Selling Shareholders........................................    6

Legal Matters...............................................    7

Experts.....................................................    7

                                ----------------

    Frequently in this prospectus, we refer to ourselves, Packaged Ice, Inc., as "we," "us," or "Packaged Ice." Generally we refer to ourselves as "we" or "us" when discussing our operations. As the context requires, references to "we" and "us" include all of our subsidiaries, including Reddy Ice Corporation and Cassco Ice & Cold Storage, Inc. Generally, we refer to ourselves as "Packaged Ice" when discussing our legal entity which will issue the common shares, its structure or other matters which require us to differentiate such legal entity from the group of companies we use to conduct our business.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information we file with the SEC at its public reference rooms in Washington, D.C. (450 Fifth Street, N.W. 20549), New York, New York (7 World Trade Center, Suite 1300 10048) and Chicago, Illinois (500 West Madison Street, Suite 1400 60661). Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public on the internet, through a database maintained by the SEC at http://www.sec.gov.

      We filed a registration statement on Form S-4 to register with the SEC the shares offered by this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our stock.

      The SEC allows us to "incorporate by reference" into this document the information we file with them. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by the information contained in this document or any information incorporated later.

      We incorporate by reference the documents listed below:

      1.    Annual Report on Form 10-K for the fiscal year ended December 31,
            1998.

      2. Current Report on Form 8-K dated August 14, 1998 as amended by Form 8-K/A dated December 22, 1998.

      3. Current Report on Form 8-K dated April 1, 1998, as amended by Form 8-K/A dated May 12, 1998.

      We also incorporate by reference all future filings we make with the SEC between the date of this document and the date upon which we sell all the securities we offer with this document.

      You may obtain copies of these documents at no cost by requesting them from us in writing at the following address:

                               Packaged Ice, Inc.
                            Attn: Investor Relations
                          8572 Katy Freeway, Suite 101
                              Houston, Texas 77024
                               Tel: (713) 464-9384

      To ensure timely delivery of these materials, you should make any request no later than five business days prior to the date on which you intend to vote on or otherwise consent to or approve our acquisition of your business. You should rely only on the information provided in this document or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Information is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies.

                           FORWARD-LOOKING STATEMENTS

      This document contains certain forward-looking statements within the meaning of the federal securities laws. We base forward-looking statements on our reasonable beliefs, assumptions and expectations of our future economic performance, taking into account information currently available to us. However, forward-looking statements involve risks and uncertainties which could cause actual outcomes and results to differ materially from the expected outcomes and results expressed or implied in such forward-looking statements. Some of the risks and uncertainties which could cause actual outcomes and results to differ materially from our expectations include:

   o  the impact of general economic conditions and seasonality;

   o  industry-wide market factors, including competition;

   o our ability to identify and complete acquisitions and successfully integrate the operating philosophies and practices of the businesses we acquire;

   o  the availability of capital sources;

   o  our substantial leverage and our ability to service debt; and

   o  the availability of credit facilities and restrictive covenants.

      The words "believes," "anticipates," "expects" and similar expressions are intended to identify such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or other factors.

                                   THE COMPANY

      We are the largest manufacturer and distributor of packaged ice in the United States and currently serve over 70,000 customer locations in 26 states and the District of Columbia.

      We predominantly operate in two business segments, ice products and non-ice operations. Ice products consist of (a) the manufacture and delivery of traditional ice from a central point of production to the point of sale and (b) the installation of Ice Factories, our proprietary machines that produce, package, store and merchandise ice at the point of sale through an automated, self-contained system. Non-ice operations consist of refrigerated warehousing, bottled water and the manufacturing and leasing of ice equipment.

      As of December 31, 1998, Packaged Ice owned or operated 76 ice manufacturing plants, four manufacturing facilities for other than ice production (such as bottled water and manufacturing and leasing of ice equipment), 39 distribution centers and nine refrigerated warehouses. In addition, Packaged Ice has an installed base of 1,835 Ice Factories.

      Packaged Ice's principal executive offices are located at 8572 Katy Freeway, Suite 101, Houston, Texas 77024. Its telephone number is (713) 464-9384.

                                ACQUISITION TERMS

      This prospectus covers the offer and sale of up to 5,000,000 shares of our common stock that we may issue from time to time in connection with the future direct and indirect acquisitions of other businesses, properties or securities in business combination transactions. We will furnish this prospectus to the securityholders or owners of the businesses we acquire in exchange for the shares we offer by this prospectus.

      We expect that the terms upon which we issue the shares will be determined through negotiations with the securityholders or principal owners of the businesses whose securities or assets we acquire. We expect that the shares we issue in an acquisition will be valued at prices reasonably related to the market price for our common stock prevailing at or near the time we enter into an acquisition agreement or consummate the acquisition.

      We will pay all expenses of the offering of these shares. We will pay no underwriting discounts or commissions in connection with the issuance of these shares, although we may pay finder's fees with respect to specific acquisitions. Any person receiving a finder's fee may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933.

      We will use this prospectus in connection with the issuance of our shares only in those acquisitions that would be exempt from registration except for the possibility of integration with other transactions. If an acquisition would not be so exempt, we will furnish those offerees this prospectus, as amended by a post-effective amendment to the registration statement (on Form S-4) of which this prospectus is a part.

      If we consummate an acquisition (or series of acquisitions since the date of our most recently audited financial statements) that would have a material financial effect on us, we will file a Current Report on Form 8-K containing the financial and other information about the acquisition(s) that would be material to subsequent purchasers of the shares we offer through this prospectus.

      Our common stock is quoted on The Nasdaq National Market. The shares we issue in acquisitions may be subject to restrictions on resale imposed by Rules 144 and 145 under the Securities Act of 1933. In addition, we may impose certain contractual holding period requirements upon persons acquiring our shares in acquisitions.

                        MARKET PRICE AND DIVIDEND POLICY

      Our common stock is quoted on The Nasdaq National Market under the symbol "ICED." The following table sets forth the range of high and low sales prices of our common stock as reported on Nasdaq for the periods indicated. Prior to January 29, 1999, the day on which our common stock was first publicly traded, there was no public market for our common stock.

      1999                                                HIGH      LOW
                                                        -------   -------
      First Quarter (beginning January 29, 1999)......   $8.63     $6.00
      Second Quarter (through April 13, 1999).........   $6.00     $5.00

      On April 13, 1999, the closing sale price of our common stock as quoted on Nasdaq was $6.00 per share. As of April 5, 1999, there were approximately 140 shareholders of record of our common stock. However, we estimate that there were approximately 2,470 beneficial holders of our common stock as of April 5, 1999.

      We have never declared or paid any cash dividends on our common stock and we do not anticipate paying cash dividends in the foreseeable future. In addition, our credit facility and, in some instances, our indenture governing the 9 3/4% senior notes, prohibit us from paying dividends on our common stock. We intend to retain any future earnings to fund the growth of our business.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

      Packaged Ice is currently authorized to issue up to 50,000,000 shares of common stock, par value $0.01 per share, and up to 5,000,000 shares of preferred stock, par value $0.01 per share. The board of directors of Packaged Ice has authorized the designation of 500,100 shares of preferred stock. As of April 5, 1999, the two classes of preferred stock were as follows:

   o 500,000 shares as 10% exchangeable preferred stock, of which 272,890 shares are outstanding; and

   o 100 shares as Series C Preferred Stock, of which 100 shares are outstanding.

      In addition, 393,700 shares and 1,000,000 shares of common stock have been reserved for issuance upon the exercise of stock options under the 1994 and 1998 Stock Option Plans, respectively, and 2,979,423 shares have been reserved for issuance upon the exercise of outstanding warrants.

COMMON STOCK

      Holders of common stock are entitled to one vote per share on all matters to be voted on by shareholders of Packaged Ice. In the event that our board of directors declares dividends out of legally available funds, holders of common stock are entitled to ratably receive such dividends, subject to the payment of any preferential dividends with respect to any convertible preferred stock outstanding at such time. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in any assets available for distribution to such holders after payment of all our obligations, subject to the payment of any preferential distributions with respect to any preferred stock outstanding at such time. Holders of common stock do not have preemptive rights or cumulative voting rights. The common stock has no conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock.

                              SELLING SHAREHOLDERS

      This prospectus may also be used for reoffers and resales by persons who receive our common stock in acquisitions and who may be entitled to reoffer and resell such shares under circumstances requiring the use of a prospectus. However, no person will be authorized to use this prospectus for an offer of such shares without first obtaining our consent. We may consent to the use of this prospectus by such selling shareholders for a limited period of time and subject to limitations and conditions, which may be varied by agreement between us and such selling shareholders. A supplement to this prospectus will set forth information identifying any such selling shareholders and disclosing the information about such selling shareholders and the securities to be sold as may then be required by the Securities Act and the rules of the SEC.

                                  LEGAL MATTERS


      The validity of the common stock offered by this prospectus will be passed upon for us by Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                                     EXPERTS

      The consolidated financial statements incorporated in this prospectus by reference from Packaged Ice, Inc.'s (the "Company") Annual Report on Form 10-K for the year ended December 31, 1998 and the consolidated financial statements of Reddy Ice Corporation incorporated in the prospectus by reference from the Company's current report on Form 8-K/A dated May 12, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

      The financial statements of Cassco Ice & Cold Storage, Inc. as of June 27, 1998 and June 28, 1997 and for the years then ended have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

===============================================================================


                                5,000,000 SHARES


                               PACKAGED ICE, INC.

                                  COMMON STOCK

                                ---------------
                                   PROSPECTUS
                                ---------------


                                               ,1999



===============================================================================
INVESTORS SHOULD RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE INFORMATION THAT IS NOT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER TO SALE IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF THE DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SECURITIES.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Packaged Ice is empowered by Art. 2.02-1 of the Texas Business Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by the person in connection with the proceeding. Packaged Ice is required by Art. 2.02-1 to indemnify a director or officer against reasonable expenses (including court costs and attorneys' fees) incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. The bylaws of Packaged Ice provide for indemnification by Packaged Ice of its directors and officers to the fullest extent permitted by the Texas Business Corporation Act. In addition, Packaged Ice has, pursuant to Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, provided in its articles of incorporation that, to the fullest extent permitted by applicable law, a director of Packaged Ice shall not be liable to Packaged Ice or its shareholders for monetary damages for an act or omission in a director's capacity as director of Packaged Ice.

      Packaged Ice has obtained an insurance policy providing for indemnification of officers and directors of Packaged Ice and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions. Packaged Ice has entered into indemnification agreements with each of its directors and certain of its executive officers. The indemnification agreements provide that Packaged Ice shall indemnify these individuals against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened or pending legal action, proceeding or investigation (other than actions brought by or in the right of Packaged Ice) to which any of them is, or is threatened to be, made a party by reason of their status as a director, officer or agent of Packaged Ice; provided that, with respect to a civil, administrative or investigative (other than criminal) action, such individual acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Packaged Ice, and with respect to any criminal proceedings, he or she had no reasonable cause to believe his or her conduct was unlawful. With respect to any action brought by or in the right of Packaged Ice, such individuals may be indemnified, to the extent not prohibited by applicable laws or as determined by a court of competent jurisdiction, against expenses actually and reasonably incurred by them in connection with such action if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of Packaged Ice. The agreements also require indemnification of such individuals for all reasonable expenses incurred in connection with the successful defense of any action or claim and provide for partial indemnification in the case of any partially successful defense.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   EXHIBITS

   The following exhibits are filed as part of this Registration Statement:

EXHIBIT NO.                             DESCRIPTION
-----------                            -------------
     3.1 -- Restated Articles of Incorporation of Packaged Ice filed with the Secretary of State of the State of Texas on February 5, 1992. (Exhibit 3.2)(1)

     3.2 -- Articles of Amendment to the Restated Articles of Incorporation of Packaged Ice filed with the Secretary of State of the State of Texas on August 11, 1998. (Exhibit 3.2) (6)

     3.3 -- Amended and Restated Bylaws of Packaged Ice, effective as of January 20, 1997. (Exhibit 3.5)(1)

     4.1 -- Certificate of Designation of Series C Preferred Stock. (Exhibit 4.1)(4)

     4.2 -- Amended and Restated Certificate of Designation of 10% Exchangeable Preferred Stock. (Exhibit 4.12)(5)

     4.3 -- Indenture by and among Packaged Ice, as Issuer, the Subsidiary Guarantors and U.S. Trust Company of Texas, N.A. as Trustee dated as of January 28, 1998, Amended and Restated as of April 30, 1998. (Exhibit 4.1)(5)

     4.4 -- Registration Rights Agreement dated April 30, 1998 by and among Packaged Ice, Ares and Silver Brands Partners, L.P. (formerly
               SV). (Exhibit 4.8)(5)

     4.5 -- Common Stock Purchase Warrant, dated July 17, 1997, executed by Packaged Ice for the benefit of Silver Brands. (Exhibit 10.39)(2)

     4.6 -- Registration Rights Agreement by and between Packaged Ice and Ares, dated February 3, 1999. (Exhibit 4.6)(7)

     4.7 -- Registration Rights Agreement by and between Packaged Ice and Silver Brands, dated February 3, 1999. (Exhibit 4.7)(7)

     4.8 -- Registration Rights Agreement by and among Packaged Ice, and Dale Johnson, Alan Bernstein and Robert Miller, dated as of April 17, 1997. (Exhibit 10.9)(1)

     4.9 -- Warrant Agreement among Packaged Ice and U.S. Trust Company of Texas, N.A. , a national banking association, as Warrant Agent, dated as of April 17, 1997. (Exhibit 10.12)(1)

     4.10 -- Registration Rights Agreement, dated as of July 17, 1997, by and between Packaged Ice and Silver Brands. (Exhibit 10.41)(2)

     4.11 -- Warrant Agreement among Packaged Ice and U.S. Trust Company of Texas, N.A., a national banking association, as Warrant Agent, dated as of October 16, 1997. (Exhibit 10.7)(3)

     4.12 -- Common Stock Purchase Warrant Agreement issued by Packaged Ice and issued to Culligan Water Technologies, Inc., dated December 2, 1997. (Exhibit 10.3)(4)

     4.13 -- Registration Rights Agreement by and among Packaged Ice, Culligan Water Technologies, Inc. and Erica Jesselson. (Exhibit 10.5)(4)

     5.1+  --  Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

    23.1+  --  Consent of Deloitte & Touche LLP.

    23.2+  --  Consent of KPMG LLP.

    23.3+  --  Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
               Exhibit 5.1).

    24.1+  --  Power of Attorney (included on Signature Page).

---------------
 +   Filed herewith.

(1) Filed as an Exhibit to Packaged Ice's Registration Statement on Form S-4 (File NO. 333-29357), filed with the Commission on June 16, 1997.

(2) Filed as an Exhibit to the Amendment No. 1 to Packaged Ice's Registration on Statement on Form S-4 (No. 333-29357), filed with the Commission on July 29, 1997.

(3) Filed as an Exhibit to Packaged Ice's third Quarter Disclosure on Form 10-Q filed with the Commission on November 14, 1997.

(4) Filed as an Exhibit to Form 8-K filed on behalf of Packaged Ice with the Commission on December 15, 1997.

(5) Filed as an Exhibit to Form 8-K/A filed on behalf of Packaged Ice with the Commission on May 12, 1998.

(6) Filed as an Exhibit to Amendment No. 1 to Packaged Ice's Registration Statement on Form S-1 (File No. 333-60627), filed with the Commission on October 2, 1998.

(7) Filed as an Exhibit to the Annual Report on Form 10-K filed on behalf of Packaged Ice with the Commission on March 26, 1999.

ITEM 22. UNDERTAKINGS

The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; provided, however, that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

      (6) That every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (8) To supply by means of a post-effective amendment all required information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

      (9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 14, 1999.


                                   PACKAGED ICE, INC.


                                   By: /s/ JAMES F. STUART
                                       James F. Stuart, Chief Executive Officer


                                POWER OF ATTORNEY

      The undersigned directors and officers of Packaged Ice hereby constitute and appoint James F. Stuart and James C. Hazlewood, with full power to act and with full power of substitution and resubstitution, our true and lawful attorney-in-fact and agent with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any Offerings made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities indicated on April 14, 1999:


            NAME                             TITLE
          --------                          --------
   /s/ JAMES F. STUART                Chief Executive Officer (principal
       James F. Stuart                executive officer) and Director

   /s/ A.J. LEWIS III                 President
       A.J. Lewis III

/s/ JAMES C. HAZLEWOOD                Chief Financial Officer
    James C. Hazlewood                (principal accounting officer)


 /s/ RICHARD A. COONROD               Director
     Richard A. Coonrod

   /s/ ROBERT G. MILLER               Director
       Robert G. Miller

   /s/ ROD J. SANDS                   Director
       Rod J. Sands

  /s/ STEVEN P. ROSENBERG             Director
      Steven P. Rosenberg

   /s/ ARTHUR E. BIGGS                Director
       Arthur E. Biggs